UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2007

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
MARCH 27, 2007
INDEX

		Page

SECTION 4	MATTERS RELATED TO ACCOUNTANTS AND FINANCIA STATEMENTS	3

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report	3

SIGNATURES		4

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report

(a)           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report

The Company’s Board of Directors ratified and approved the Form 10-K for the Fiscal Year Ended December 31, 2006 on March 28, 2007, approved by the Audit Committee on March 27, 2007, which report includes a restatement of certain financial information. The Company designed and implemented an Internal Control—Integrated Framework during 2006. During the implementation process, a deficiency was discovered in one of the general ledger reconciliation procedures. The Company developed, tested and implemented a new reconciliation procedure. Afterwards, management retroactively addressed the impact of the aforementioned defective reconciliation procedure and determined that certain corrections were required to make the financial statements from April 1, 2005 through September 30, 2006 accurate and corrected and restated them. As a result, previously reported net loss in the Company’s financial statements for the quarters ended June 30, 2005 and September 30, 2005, quarter and year ended December 31, 2005, and quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, were understated, previously reported assets were unchanged, and previously reported liabilities were understated. Accordingly, the 2006 financial statements and the 2005 statement of operations have been restated and an adjustment has been made to retained earnings as of January 1, 2006, to correct for the error. The affected quarterly periods were also restated in the report.

(1)      For 2006:  Restatement of Accrued Expenses and Other Current Liabilities, Cost of Sales, and Sales.

(i)      Quarterly Restatements:  The Company restated the accrued expenses and other current liabilities on the Consolidated Balance Sheets and Sales and Cost of Sales on the Consolidated Statements of Operations for the first three quarters of 2006. The restatement affected Sales, which decreased $42,180, $15,261, and $79,269; Gross Profit, which decreased $413,549, $347,510, and $153,010; Operating Loss Before Income Taxes, which increased $413,549, $347,510, and $153,010;  Income Tax Benefit-Deferred, which decreased $140,623, $22,470, and $104,314;  Operating Loss and Net Loss, which each increased $554,173, $325,040, and $48,697; and Net Loss Per Share – Basic and Diluted for Continuing Operations, which increased $0.011, $0.006, and $0.002; for March 30, June 30, and September 30, respectively.

(2)      For 2005:  Restatement of Accrued Expenses and Other Current Liabilities and Cost of Sales.

(i)      Annual Restatement: The Company restated the accrued expenses and other current liabilities on the Consolidated Balance Sheets and Cost of Sales on the Consolidated Statements of Operations for the last three quarters of 2005.  The aggregate amount of liabilities, expenses, net loss, and accumulated deficit of the Company previously reported for the 2005 year were affected by the restatement.  The restatement affected Gross Profit, which decreased $834,102; Operating Loss Before Income Taxes, Operating Loss, and Net Loss, which each increased $834,102; and Net Loss Per Share – Basic and Diluted for Continuing Operations, which increased $0.006.  No income tax effects were related to this restatement.

(ii)      Quarterly Restatements: The Company restated the accrued expenses and other current liabilities on the Consolidated Balance Sheets and Cost of Sales on the Consolidated Statements of Operations for the last three quarters of 2005. The restatement affected Gross Profit, which decreased $244,578 for June 30, $261,177 for September 30, and $328,348 for December 31, respectively; Operating Loss and Net Loss, which each increased $244,578 for June 30 and $261,177 for September 30, respectively; Operating Income and Net Income, which each decreased $326,348 for December 31, respectively; Net Loss Per Share – Basic and Diluted for Continuing Operations increased $.022 and $.018 for June 30 and September 30, respectively; and Net Income Per Share – Basic and Diluted for Continuing Operations decreased $.005 for December 31.  No income tax effects were related to this restatement.

The Company fully updated all affected portions of these consolidated financial statements and related notes to reflect the restatements and corrections described above, as well as corrected certain scrivener’s errors, in the report.

Based on the foregoing, Management concluded that, as of March 27, 2007, the previously issued financial statements in the Form 10-K for the Fiscal year Ended December 31, 2005 and related audit report and Form 10-Qs for the Quarterly Periods Ended June 30, 2005, September 30, 2005, March 30, 2006, June 30, 2006, and September 30, 2006 should not be relied upon.

The Company will immediately hereafter file the Form 10-K for the Fiscal Year Ended December 31, 2006, which includes the restatements for the affected periods, and which will render the financial statements and related notes for the affected periods reliable.

To conclude, The Audit Committee discussed the matters disclosed with the Company’s independent registered public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 29, 2007	LAPOLLA INDUSTRIES, INC.
/s/ Michael T. Adams, CGO
Michael T. Adams
Chief Governance Officer